REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM


To the Shareholders and Board of Directors
The Japan Fund, Inc.

We have audited the accompanying statement of assets and liabilities of The Japan Fund, Inc., including the schedule of investments, as of December 31, 2005, and the related statement of operations, the statement of changes in net assets and the financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Funds management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The statement of changes in net assets for the year ended December 31, 2004 and the financial highlights for each of the four years in the period ended December 31, 2004 have been audited by other auditors, whose report dated February
17, 2005 expressed an unqualified opinion on such financial statements and financial highlights.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight
Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2005 by correspondence with the custodian and brokers.
Where brokers have not replied to our confirmation requests, we carried out other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of The Japan
Fund, Inc. as of December 31, 2005, the results of its operations, the changes in its net assets and its financial highlights for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania
January 27, 2006



REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM


To the Board of Directors of
The Japan Fund, Inc.
Boston, Massachusetts

In planning and performing our audit of the financial statements of The Japan Fund, Inc., as of December 31,
2005 and for the year then ended, in accordance with the standards of the Public Company Accounting
Oversight Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.
The management of The Japan Fund, Inc. is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.
Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.
A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the Funds ability to initiate, authorize, record, process or report financial data reliably in accordance with accounting principles generally accepted in the United
States of America such that there is more than a remote likelihood that a misstatement of the Funds annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United
States). However, we noted no deficiencies in the internal control over financial reporting and its operations, including controls for safeguarding securities that we consider to be material weaknesses, as defined above, as of December 31, 2005.
This report is intended solely for the information and use of management and the Board of Directors of The
Japan Fund, Inc, and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.


BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania
January 27, 2006